MASTER DISTRIBUTION PLAN AND AGREEMENT
                                    between
                              WORKING EQUITY FUNDS
                                      and
                            vanteq SECURITIES, INC.


THIS AGREEMENT made as of the     day of      , 200 , by and between WORKING
                              ---        -----     -
EQUITY FUNDS, a Massachusetts business trust (the "Company"), with respect to the classes and series of shares of the common stock of the Company set forth on Appendix A to this Agreement, including, without limitation, Working Equity S&P 500 Index Fund (together with any other series of shares of common stock of the Company set forth on Appendix A, the "Funds") (the shares of each of the Funds hereinafter referred to as the "Shares") and vanteq SECURITIES, INC., a Delaware corporation (the "Distributor").

        WHEREAS, the Company engages in business as an open-end management investment company, and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

        WHEREAS, the Company desires to finance the distribution of the Shares, together with the Shares of any additional Fund that may hereafter be offered to the public, in accordance with this Master Distribution Plan and Agreement of Distribution pursuant to Rule 12b-1 under the Act (the "Plan and Agreement"); and

        WHEREAS, Distributor desires to be retained to perform services in accordance with such Plan and Agreement and on said terms and conditions; and

        WHEREAS, this Plan and Agreement has been approved by a vote of the board of trustees of the Company, including a majority of the trustees who are not interested persons of the Company, as defined in the Act, and who have no direct or indirect financial interest in the operation of this Plan and Agreement (the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on this Plan and Agreement;

        NOW, THEREFORE, the Company hereby adopts the Plan set forth herein and the Company and Distributor hereby enter into this Agreement pursuant to the Plan in accordance with the requirements of Rule 12b-1 under the Act, and provide and agree as follows:

FIRST: The Plan is defined as those provisions of this document by which the Company adopts a Plan pursuant to Rule 12b-1 under the Act and authorizes payments as described herein. The Agreement is defined as those provisions of this document by which the Company retains Distributor to provide distribution services beyond those required by the General Distribution Agreement between the parties, as are described herein. The

Company may retain the Plan notwithstanding termination of the Agreement. Termination of the Plan will automatically terminate the Agreement. Each Fund is hereby authorized to utilize the assets of the Company to finance certain activities in connection with distribution of the Company's Shares.

SECOND: The shares of each Fund may incur expenses per annum of the average daily net assets of the Company attributable to the Shares at the rates set forth in Schedule A subject to any limitations imposed from time to time by applicable rules of the National Association of Securities Dealers, Inc.

THIRD: The Company shall not sell any Shares except through the Distributor and under the terms and conditions set forth in the FOURTH paragraph below. Notwithstanding the provisions of the foregoing sentence, however:

        (A) the Company may issue Shares to any other investment company or personal holding company, or to the shareholders thereof, in exchange for all or a majority of the shares or assets of any such company; and

        (B) the Company may issue Shares at their net asset value in connection with certain classes of transactions or to certain categories of persons, in accordance with Rule 22d-1 under the Act, provided that any such category is specified in the then current prospectus of the applicable Shares.

FOURTH: The Distributor agrees that it will use its best efforts to sell the Shares; provided, however, that:

        (A) the Distributor may, and, when requested by the Company on behalf of any Fund, shall, suspend its efforts to effectuate such sales at any time when, in the opinion of the Distributor or of the Company, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind; and

        (B) the Company may withdraw the offering of the Shares at any time without the consent of the Distributor. It is mutually understood and agreed that the Distributor does not undertake to sell any specific amount of the Shares. The Company shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of Shares.

        (C ) To the extent that obligations incurred by Distributor out of its own resources to finance any activity primarily intended to result in the sale of Shares of a Fund, pursuant to this Plan and Agreement or otherwise, may be deemed to constitute the indirect use of Fund assets, such indirect use of Fund assets is hereby authorized in addition to, and not in lieu of, any other payments authorized under this Plan and Agreement.

        (D) Distributor shall provide to the Company's Board of Trustees and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and Agreement and the purposes for which such expenditures were made.


FIFTH:

        (A) The public offering price of the shares shall be the net asset value per share plus a sales charge, if any, of the applicable shares. Net asset value per share shall be determined in accordance with the provisions of the then current prospectus and statement of additional information of the applicable Fund. The sales charge shall be established by the Distributor. The Company's Board of Trustees may establish a schedule of contingent deferred sales charges to be imposed at the time of redemption of the Shares, and such schedule shall be disclosed in the current prospectus or statement of additional information of each Fund. The sales charge and contingent deferred sales charges may reflect scheduled variations in or waivers of sales charges on redemptions of shares or contingent deferred sales charges on redemptions of shares, either generally to the public or to any specified class of shareholders and/or in connection with any specified class of transactions, in accordance with Rule 22d-1 and as set forth in the Funds' current prospectus(es) or statement(s) of additional information. The Distributor and the Company shall apply any then applicable scheduled variation in or waiver of the selling commission or contingent deferred sales charges uniformly to all offerees in the class specified.

        (B) The Distributor may pay financial institutions who provide distribution and other services with respect to Shares are sold, such portion of the sales charge as may be payable to them and specified by the Distributor up to but not exceeding the amount of the total sales charge. The difference between any commissions so payable and the total sales charges included in the offering price shall be paid to the Distributor.

        ( C) Amounts set forth in Schedule A may be used to finance any activity which is primarily intended to result in the sale of the Shares, including, but not limited to, expenses of organizing and conducting sales seminars, advertising programs, finders fees, distribution of prospectuses and statements of additional information (and supplements thereto) and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature, supplemental payments to dealers and other institutions as asset-based sales charges and providing such other services and activities as may from time to time be agreed upon by the Company. Such reports, prospectuses and statements of additional information (and supplements thereto), sales literature, advertising and other services and activities may be prepared and/or conducted either by Distributor's own staff, the staff of affiliated companies of the Distributor, or third parties.

        (D) Amounts set forth in Schedule A may also be used to finance [payments of service fees in accordance with Section E below, and] the costs of administering the Plan and Agreement. To the extent that amounts paid hereunder are not used specifically to compensate Distributor for any such expense, such amounts may be treated as compensation for Distributor's distribution-related services. All amounts expended pursuant to the Plan and Agreement shall be paid to Distributor and are the legal obligation of the Company and not of Distributor. [That portion of] the amounts paid under the Plan and Agreement [that is not paid or advanced as a service fee pursuant to Section E below] shall be deemed an asset-based sales charge. No provision of this Plan and Agreement shall be interpreted to prohibit any payments by the Company during periods when the Company has suspended or otherwise limited sales.

        (E) [Amounts expended by the Company under the Plan shall be used in part for the implementation by Distributor of shareholder service arrangements. The maximum service fee paid to any service provider, including, without limitation, the Distributor, shall be twenty-five one-hundredths of one percent (0.25%), per annum of the average daily net assets of the Company attributable to the Shares owned by the customers of such service provider, or such lower rate for the Fund as is specified on Schedule A.

             (1) Pursuant to this program, Distributor may provide, and may enter into agreements ("Service Agreements") with such broker-dealers (together with the Distributor, "Dealers") as may be selected from time to time by Distributor for the provision of, distribution-related personal shareholder services in connection with the sale of Shares to the Dealers' clients and customers ("Customers") to Customers who may from time to time directly or beneficially own Shares. The distribution-related personal continuing shareholder services to be rendered by Dealers under the Service Agreements may include, but shall not be limited to, the following : (i) distributing sales literature;
        (ii) answering routine Customer inquiries concerning the Company and the Shares; (iii) assisting Customers in changing dividend options, account designations and addresses, (iv) assisting in the establishment and maintenance of customer accounts and records, and in the processing of purchase and redemption transactions; (v) investing dividends and capital gains distributions automatically in Shares; and (vi) providing such other information and services as the Company or the Customer may reasonably request.

             (2) Distributor may also enter into agreements ("Third Party Agreements") with selected banks, financial planners, retirement plan service providers and other appropriate third parties acting in an agency capacity for their customers ("Third Parties"). Third Parties acting in such capacity will provide some or all of the shareholder services to their customers as set forth in the Third Party Agreements from time to time.

             (3) Distributor may also enter into shareholder service agreements ("Bank Trust Department Agreements and Brokers for Bank Trust Department Agreements") with selected bank trust departments and brokers for bank trust departments. Such bank trust departments and brokers for bank trust departments will provide some or all of the shareholder services to their customers as set forth in the Bank Trust Department Agreements and Brokers for Bank Trust Department Agreements.

        (F)] No provision of this Plan and Agreement shall be deemed to prohibit any payments by a Fund to the Distributor or by a Fund or the Distributor to investment dealers and financial institutions where such payments are made under the Plan and Agreement.

        (G) The Company shall redeem Shares from shareholders in accordance with the terms set forth from time to time in the current prospectus and statement of additional information of each Fund. The price to be paid to a shareholder to redeem Shares shall be equal to the net asset value of the Shares being redeemed, less any applicable contingent deferred sales charge. The Distributor shall be entitled to receive the amount of any applicable contingent deferred sales charge that has been subtracted from gross redemption proceeds. The Company shall pay or cause the Company's transfer agent to pay the applicable contingent deferred sales charge to the Distributor on the date net redemption proceeds are payable to the redeeming shareholder.

SIXTH: The Distributor shall act as agent of the Company on behalf of each Fund in connection with the sale and repurchase of Shares. Except with respect to such sales and repurchases, the Distributor shall act as principal in all matters relating to the promotion or the sale of Shares and shall enter into all of its own engagements, agreements and contracts as principal on its own account. The Distributor shall enter into agreements with investment dealers and financial institutions selected by the Distributor, authorizing such investment dealers and financial institutions to offer and sell Shares to the public upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. Each agreement shall provide that the investment dealer and financial institution shall act as a principal, and not as an agent, of the Company on behalf of the Funds.

SEVENTH:  The Funds shall bear:

        (A) the expenses of qualification of Shares for sale in connection with such public offerings in such states as shall be selected by the Distributor, and of continuing the qualification therein until the Distributor notifies the Company that it does not wish such qualification continued; and

        (B) all legal expenses in connection with the foregoing.

EIGHTH:

        (A) The Distributor shall bear the expenses of distributing the Funds' prospectuses and statements of additional information (including supplements thereto) relating to public offerings made by the Distributor pursuant to this Agreement (which shall not include those prospectuses and statements of additional information, and supplements thereto, to be distributed to shareholders of each Fund), and any other promotional or sales literature used by the Distributor or furnished by the Distributor in connection with such public offerings, and expenses of advertising in connection with such public offerings.

        (B) The Distributor may be compensated for all or a portion of such expenses, or may receive reasonable compensation for distribution related services, to the extent permitted by the Plan and Agreement.

NINTH: The Distributor will accept orders for the purchase of Shares only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders. It is mutually understood and agreed that the Company may reject purchase orders where, in the judgment of the Company, such rejection is in the best interest of the Company.

TENTH: The Company, on behalf of the Funds, and the Distributor shall each comply with all applicable provisions of the Act, the Securities Act of 1933, rules and regulations of the National Association of Securities Dealers, Inc. and its affiliates, and of all other federal and state laws, rules and regulations governing the issuance and sale of Shares.

ELEVENTH:

        (A) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Company on behalf of the Funds agrees to indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of the Funds, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company or Fund in connection therewith by or on behalf of the Distributor. The Distributor agrees to indemnify the Company and the Funds against any and all claims, demands, liabilities and expenses which the Company or the Funds may incur arising out of or based upon any act or deed of the Distributor or its sales representatives which has not been authorized by the Company or the Funds in its prospectus or in this Agreement.

        (B) The Distributor agrees to indemnify the Company and the Funds against any and all claims, demands, liabilities and expenses which the Company or the Funds may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of the Funds, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company or the Funds in connection therewith by or on behalf of the Distributor.

        (C) Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the Funds' transfer agent, or for any failure of any such transfer agent to perform its duties.

TWELFTH: Nothing herein contained shall require the Company to take any action contrary to any provision of its Declaration of Trust, or to any applicable statute or regulation.

THIRTEENTH: This Plan and Agreement shall become effective as of the date
hereof, shall continue in force and effect until         , 200 , and shall
                                                 ----- --     -
continue in force and effect from year to year thereafter, provided that such continuance is specifically approved at least annually (a)(i) by the Board of Trustees of the Company or (ii) by the vote of a majority of the Funds' outstanding voting securities of Shares (as defined in Section 2(a)(42) of the 1940 Act), and (b) by vote of a majority of the Company's trustees who are not parties to this Plan and Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Plan and Agreement cast in person at a meeting called for such purpose.

Any amendment to this Plan and Agreement that requires the approval of the shareholders of Shares pursuant to Rule 12b-1 under the 1940 Act shall become effective as to such Shares upon the approval of such amendment by a "majority of the outstanding voting securities" (as defined in the 1940 Act) of such Shares, provided that the Board of Trustees of the Company has approved such amendment.

FOURTEENTH: This Plan and Agreement, any amendment to this Plan and Agreement and any agreements related to this Plan and Agreement shall become effective immediately upon the receipt by the Company of both (a) the affirmative vote of a majority of the Board of Trustees of the Company, and (b) the affirmative vote of a majority of those trustees of the Company who are not "interested persons" of the Company (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Plan and Agreement or any agreements related to it (the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on this Plan and Agreement or such agreements. Notwithstanding the foregoing, no such amendment that requires the approval of the shareholders of Shares of a Company shall become effective as to such Shares until such amendment has been approved by the shareholders of such Shares in accordance with the provisions of the Fourteenth paragraph of this Plan and Agreement.

This Plan and Agreement may not be amended to increase materially the amount of distribution expenses provided for in Schedule A hereof unless such amendment is approved in the manner provided herein, and no material amendment to the Plan and Agreement shall be made unless approved in the manner provided for in the Fourteenth paragraph hereof.

So long as the Plan and Agreement remains in effect, the selection and nomination of persons to serve as trustees of the Company who are not "interested persons" of the

Company shall be committed to the discretion of the trustees then in office who are not "interested persons" of the Company. However, nothing contained herein shall prevent the participation of other persons in the selection and nomination process, provided that a final decision on any such selection or nomination is within the discretion of, and approved by, a majority of the trustees of the Company then in office who are not "interested persons" of the Company.

FIFTEENTH:

        (A) This Plan and Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board of Trustees of the Company or by vote of a majority of the outstanding voting securities of Shares of each Fund, or by the Distributor, on sixty (60) days' written notice to the other party.

        (B ) In the event that neither Distributor nor any affiliate of Distributor serves the Company as investment adviser, the agreement with Distributor pursuant to this Plan shall terminate at such time. The board of trustees may determine to approve a continuance of the Plan and/or a continuance of the Agreement, hereunder.

        (C) To the extent that this Plan and Agreement constitutes a Plan of Distribution adopted pursuant to Rule 12b-1 under the Act it shall remain in effect as such, so as to authorize the use by the Shares of each Fund of its assets in the amounts and for the purposes set forth herein, notwithstanding the occurrence of an "assignment," as defined by the Act and the rules thereunder. To the extent it constitutes an agreement with the Distributor pursuant to a plan, it shall terminate automatically in the event of such "assignment." Upon a termination of the agreement with Distributor, the Funds may continue to make payments pursuant to the Plan only upon the approval of a new agreement under this Plan and Agreement, which may or may not be with Distributor, or the adoption of other arrangements regarding the use of the amounts authorized to be paid by the Funds hereunder, by the Company's board of trustees in accordance with the procedures set forth above.

SIXTEENTH: Any notice under this Plan and Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, it is agreed that the addresses of both the Company and the Distributor shall be 7800 East Union Avenue, Mail Stop 201, Denver, Colorado 80237.

SEVENTEENTH: This Plan and Agreement shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of Massachusetts.

IN WITNESS WHEREOF, the parties have caused this Plan and Agreement to be executed in duplicate on the day and year first above written.

                                WORKING EQUITY FUNDS.


                                By:
                                    ---------------
                                      Name:
                                      Title:  President


Attest:


------------------
Name:
Title:  Secretary



                                vanteq DISTRIBUTORS, INC.



                                By:
                                    ---------------
                                      Name:
                                      Title:  President


Attest:


------------------
Name:
Title:  Secretary

                                  APPENDIX A
                                      TO
                   MASTER DISTRIBUTION PLAN AND AGREEMENT -
                                      OF
                             WORKING EQUITY FUNDS


 SHARES:

WORKING EQUITY S&P 500 Index Fund

                                   SCHEDULE A
                                       TO
                    MASTER DISTRIBUTION PLAN and AGREEMENT -
                                       OF
                              WORKING EQUITY FUNDS

        (DISTRIBUTION FEE)

        The Company shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan and Agreement for each Fund (or Class thereof) designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Fund (or Class thereof) to the average daily net assets of the Fund (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Fund.






Fund  Shares:                    WORKING EQUITY S&P 500 Index Fund
Maximum Asset Based Sales Charge
Maximum Service Fee
Maximum Aggregate Fee            .0.25%